As filed with Securities and Exchange commission on December 29, 2000
                                                      Registration No. 333-79627
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

                                    TXU CORP.
                       (FORMERLY TEXAS UTILITIES COMPANY)

             (Exact name of registrant as specified in its charter)


          TEXAS                                          75-2669310
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

              ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS 75201
               (Address of Principal Executive Offices) (Zip Code)

                                ----------------

                         EASTERN GROUP SHARESAVE SCHEME

                                       AND

                        EASTERN GROUP LOYALTY REWARD PLAN

                            (Full title of the Plans)

                                ----------------

   ROBERT A WOOLDRIDGE, ESQ.           PETER B. TINKHAM, ESQ.       ROBERT J. REGER, JR., ESQ.
Worsham Forsythe Wooldridge LLP  Secretary and Assistant Treasurer   Thelen Reid & Priest LLP
      1601 Bryan Street                   Energy Plaza                 40 West 57th Street
     Dallas, Texas 75201                 1601 Bryan Street           New York, New York 10019
       (214) 979-3000                  Dallas, Texas 75201                (212) 603-2000
                                        (214) 812-4600

        (Names, addresses and telephone numbers, including area codes, of agents for service)

================================================================================

                   REMOVAL OF PLAN INTERESTS FROM REGISTRATION

     On May 28, 1999, the Registration Statement on Form S-8, File No. 333-79627, of Texas Utilities Company, now known as TXU Corp. (Company), became effective with respect to the registration of 2,250,000 shares of the Company's Common Stock, without par value, together with an indeterminate amount of interests (Plan Interests), to be issued pursuant to the Eastern Group Sharesave Scheme and Eastern Group Loyalty Reward Plan.

     The Company hereby withdraws from registration all the Plan Interests registered under File No. 333-79627.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, AND STATE OF NEW YORK, ON DECEMBER 29, 2000.

                               TXU CORP.


                               BY: /S/ ROBERT J. REGER, JR.
                                  ----------------------------------------------
                                  (ROBERT J. REGER, JR., ESQ., ATTORNEY-IN-FACT)


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

               SIGNATURE                                    TITLE                    DATE
               ---------                                    -----                    ----
/s/ Erle Nye*                                          Principal Executive      December 29, 2000
--------------------------------------------           Officer and Director
(Erle Nye, Chairman of the Board and Chief Executive)


/s/ Michael J. McNally*                                Principal Financial      December 29, 2000
--------------------------------------------           Officer
(Michael J. McNally, Executive Vice President and
Chief Financial Officer)


/s/ Biggs C. Porter                                    Principal Accounting     December 29, 2000
--------------------------------------------           Officer
(Biggs C. Porter, Controller)


/s/ D.C. Bonham*                                       Director                 December 29, 2000
--------------------------------------------
(Derek C. Bonham)


/s/ J.S. Farrington*                                   Director                 December 29, 2000
--------------------------------------------
(J.S. Farrington)


/s/ William M. Griffin*                                Director                 December 29, 2000
--------------------------------------------
(William M. Griffin)


/s/ Kerney Laday*                                      Director                 December 29, 2000
--------------------------------------------
(Kerney Laday)


/s/ Margaret N. Maxey*                                 Director                 December 29, 2000
--------------------------------------------
(Margaret N. Maxey)


/s/ James A. Middleton*                                Director                 December 29, 2000
--------------------------------------------
(James A. Middleton)


/s/ J.E. Oesterreicher*                                Director                 December 29, 2000
--------------------------------------------
(J.E. Oesterreicher)


/s/ Charles R. Perry*                                  Director                 December 29, 2000
--------------------------------------------
(Charles R. Perry)


/s/ Herbert H. Richardson*                             Director                 December 29, 2000
--------------------------------------------
(Herbert H. Richardson)

    *By: /s/ Robert J. Reger, Jr.
         -----------------------------------
        (Robert J. Reger, Jr., Esq., Attorney-in-Fact)

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE EASTERN GROUP SHARESAVE SCHEME HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, AND THE STATE OF NEW YORK, ON DECEMBER 29, 2000.

                                        EASTERN GROUP SHARESAVE SCHEME


                                        BY: /S/ ROBERT J. REGER, JR.
                                           -------------------------------------
                                           ROBERT J. REGER, JR., ESQ.
                                           ATTORNEY-IN-FACT


                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE EASTERN GROUP LOYALTY REWARD PLAN HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, AND THE STATE OF NEW YORK, ON DECEMBER 29, 2000.

                                        EASTERN GROUP LOYALTY REWARD PLAN


                                        BY: /S/ ROBERT J. REGER, JR.
                                           -------------------------------------
                                           ROBERT  J. REGER, JR., ESQ.
                                           ATTORNEY-IN-FACT